Exhibit 99.1

Perella Weinberg Partners Reports Third Quarter 2021 Results

•	Third Quarter 2021 Revenues of $177.4 Million, Up 44% from the Same Period of 2020; Nine Months Ended September 30, 2021 Revenues of $602.7 Million, Up 83% from the Same Period of 2020

•

GAAP Operating Income (Loss) Margin of (5.8%) for the Third Quarter 2021 and 11.1% for the Nine Months Ended September 30, 2021; Adjusted Operating Income Margin of 17.3% for the Third Quarter 2021 and 21.5% for the Nine Months Ended September 30, 2021

•

GAAP Net Income (Loss) of ($9.5) Million for the Third Quarter and $22.0 Million for the Nine Months Ended September 30, 2021; Adjusted Net Income (Loss) of $28.9 Million for the Third Quarter 2021 and $122.2 Million for the Nine Months Ended September 30, 2021

•

Year-to-Date have Added Nine Advisory Partners, with an Additional Partner Joining the Firm Prior to Year End 2021, Further Expanding Coverage and Expertise from a Sector, Product, and Geography Standpoint and Supporting Strategic Growth

•	No Outstanding Indebtedness; Maintains Strong Balance Sheet

•	Declared Quarterly Dividend of $0.07 Per Share

NEW YORK, NY, November 4, 2021 – Perella Weinberg Partners (the “Firm” or “PWP”) (NASDAQ:PWP) today reported financial results for the third quarter ended September 30, 2021. The Firm reported third quarter revenues of $177.4 million for the three months ended September 30, 2021, a third quarter record for the firm, compared with $122.8 million for the three months ended September 30, 2020. GAAP net loss and adjusted net income were ($9.5) million and $28.9 million, respectively, for the three months ended September 30, 2021, compared with GAAP net loss of ($1.1) million and adjusted net income of $7.7 million for the three months ended September 30, 2020. GAAP diluted net income (loss) per Class A share and adjusted diluted if-converted net income per Class A share were $(0.09) and $0.26, respectively, for the three months ended September 30, 2021.

For the nine months ended September 30, 2021, revenues were $602.7 million for the respective period, compared with $329.8 million for the nine months ended 2020. GAAP net income and adjusted net income were $22.0 million and $122.2 million for the nine months ended September 30, 2021, respectively, compared with GAAP net loss and adjusted net income of ($27.3) million and $13.9 million for the nine months ended September 30, 2020, respectively. GAAP diluted earnings (loss) per Class A share was $(0.40) for the nine months ended September 30, 2021. All net income prior to the closing of the business combination with FinTech Acquisition Corp. IV on June 24, 2021 (the “Business Combination”) is allocated to GAAP net income attributable to non-controlling interests and excluded from the earnings per share calculation. Adjusted net income per share has not been presented for the nine months ended September 30, 2021 as it is not meaningful or comparative to GAAP diluted earnings per share, as it excludes activity prior to the Business Combination on June 24, 2021.

“PWP experienced another strong quarter as advisory services remain in high demand and our strong brand presence in the industry continues to attract clients. The level of strategic dialogue and transaction flow, especially in M&A advice, remains very active across our platform and we notably generated record results in our European business for the year-to-date period. Notwithstanding headwinds in the restructuring market, we remain well-positioned through our balanced and diversified platform to continue to take advantage of the currently favorable environment. We are investing in the business to support future growth and are focused on further strengthening our exceptional partner base with individuals who will help expand our coverage and expertise, as well as fit our culture. We remain committed to providing trusted and high quality strategic and financial advice to our clients and delivering long-term value to our shareholders,” stated Peter Weinberg, Chief Executive Officer.

*

Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Selected Financial Data (Unaudited)

(Dollars in Thousands, Except Per Share Amounts)

	U.S. GAAP		As Adjusted
	Three Months Ended September 30,
	2021	2020	2021	2020
Revenues	$177,427	$122,844	$177,427	$122,844
Operating expenses
Total compensation and benefits	151,372	90,905	113,524	84,785
Non-compensation expenses	36,382	30,407	33,127	28,762

Operating income (loss)	(10,327)	1,532	30,776	9,297
Total non-operating income (expenses)	1,015	(1,627)	4,058	(622)

Income (loss) before provision for income taxes	(9,312)	(95)	34,834	8,675
Income tax benefit (expense)	(150)	(974)	(5,887)	(974)

Net income (loss)	$(9,462)	$(1,069)	$28,947	$7,701

Net income (loss) attributable to non-controlling interests	(12,938)

Net income (loss) attributable to Perella Weinberg Partners	$3,476

Net income (loss)			$28,947
Less: Adjusted income tax benefit (expense)			5,887
Add: If-converted tax impact			(10,764)

Adjusted if-converted net income (loss)			$24,070

Net income (loss) per share attributable to Class A common shareholders
Basic	$0.08
Diluted	$(0.09)
Diluted, If-Converted			$0.26
Weighted-average shares of Class A common stock outstanding
Basic	42,572,813
Diluted	92,727,012		93,818,451

*

Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Selected Financial Data (Unaudited)

(Dollars in Thousands, Except Per Share Amounts)

	U.S. GAAP		As Adjusted
	Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$602,749	$329,841	$602,749	$329,841
Operating expenses
Total compensation and benefits	438,468	248,034	385,760	229,550
Non-compensation expenses	97,078	104,571	87,591	84,805

Operating income (loss)	67,203	(22,764)	129,398	15,486
Total non-operating income (expenses)	(42,463)	(1,976)	1,052	972

Income (loss) before provision for income taxes	24,740	(24,740)	130,450	16,458
Income tax benefit (expense)	(2,695)	(2,518)	(8,281)	(2,518)

Net income (loss)	$22,045	$(27,258)	$122,169	$13,940

Net income (loss) attributable to non-controlling interests	31,068

Net income (loss) attributable to Perella Weinberg Partners	$(9,023)

Net income (loss)			$122,169
Less: Adjusted income tax benefit (expense)			NM
Add: If-converted tax impact			NM

Adjusted if-converted net income (loss)			NM

Net income (loss) per share attributable to Class A common shareholders (1)
Basic	$(0.21)
Diluted	$(0.40)
Diluted, If-Converted (2)			NM
Weighted-average shares of Class A common stock outstanding (1)
Basic	42,599,954
Diluted	92,754,153		NM

(1)

Represents net income (loss) per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period from June 24, 2021 through September 30, 2021, the period following the Business Combination.

(2)

Adjusted net income (loss) per Class A share—Diluted, If Converted for the nine-month period ended September 30, 2021 is not meaningful or comparative to GAAP diluted earnings per share, as it excludes activity prior to the Business Combination on June 24, 2021.

*

Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Revenues

For the third quarter 2021, revenues were $177.4 million, an increase of 44% from $122.8 million for the third quarter 2020. For the nine months ended September 30, 2021, revenues were $602.7 million, an increase of 83% from $329.8 million for the nine months ended September 30, 2020. The period-over-period growth, for both the third quarter and nine months ended September 30, 2021, reflects high levels of activity across several service lines, sectors and geographies. The increase in revenues can be attributed to both an increase in the number of advisory transaction completions and the average fee size per client, particularly in mergers and acquisitions advice, as compared to the same periods in 2020. The increase in revenues in the third quarter 2021 were partially offset by a reduction in restructuring and liability management fees as compared to the prior year.

Expenses

	U.S. GAAP		As Adjusted

	Three Months Ended September 30,
(Dollars in thousands)	2021	2020	2021	2020
Operating expenses
Total compensation and benefits	$151,372	$90,905	$113,524	$84,785
% of Revenues	85%	74%	64%	69%
Non-compensation expenses	$36,382	$30,407	$33,127	$28,762
% of Revenues	21%	25%	19%	23%

GAAP total compensation and benefits were $151.4 million for the third quarter of 2021, compared to $90.9 million for the third quarter of 2020. Adjusted total compensation and benefits were $113.5 million for the third quarter of 2021 as compared to $84.8 million for the same period a year ago. The increase in GAAP total compensation and benefits was due to both a larger bonus accrual associated with the increase in revenues as well as increased equity-based compensation related to PWP’s transition to becoming a publicly-traded company. Our GAAP compensation expense includes equity-based compensation expense related to amortization of certain partnership units which has no economic impact on PWP and therefore has been allocated to non-controlling interests as well as certain awards that were granted in connection with the Business Combination. The increase in adjusted total compensation and benefits in the third quarter of 2021 compared to 2020 was due to a larger bonus accrual associated with substantially higher revenues partially offset by a lower compensation margin.

GAAP non-compensation expenses were $36.4 million for the third quarter of 2021, compared with $30.4 million for the prior year. Adjusted non-compensation expenses were $33.1 million for the third quarter of 2021, compared with $28.8 million for the same period a year ago. The increase experienced in both GAAP non-compensation expenses and non-compensation expenses on an adjusted basis was primarily driven by an increase in professional fees related to consulting and recruiting, increased public company costs including D&O insurance, and a modest increase in travel and related expenses as pandemic-related travel restrictions ease. On a GAAP basis, legal fees were also higher due to expenses incurred in connection with PWP’s transition to becoming a publicly-traded company.

*

Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

	U.S. GAAP		As Adjusted

	Nine Months Ended September 30,

(Dollars in thousands)	2021	2020	2021	2020
Operating expenses
Total compensation and benefits	$438,468	$248,034	$385,760	$229,550
% of Revenues	73%	75%	64%	70%
Non-compensation expenses	$97,078	$104,571	$87,591	$84,805
% of Revenues	16%	32%	15%	26%

GAAP total compensation and benefits were $438.5 million for the nine months ended September 30, 2021, compared to $248.0 million for the nine months ended September 30, 2020. Adjusted total compensation and benefits were $385.8 million for the nine months ended September 30, 2021, compared to $229.6 million for the nine months ended September 30, 2020. The increase in GAAP total compensation and benefits was due to both a larger bonus accrual associated with the increase in revenues as well as increased equity-based compensation related to PWP’s transition to becoming a publicly-traded company. The increase in adjusted total compensation and benefits for the nine months ended September 30, 2021 compared to the prior period was due to larger bonus accrual associated with substantially higher revenues partially offset by a lower compensation margin.

GAAP non-compensation expenses were $97.1 million for the nine months ended September 30, 2021, compared with $104.6 million for the nine months ended September 30, 2020. Adjusted non-compensation expenses were $87.6 million for the nine months ended September 30, 2021, compared with $84.8 million for the nine months ended September 30, 2020. The decrease experienced in GAAP non-compensation expenses is a result of increased professional fees in the second quarter of 2020 related to the write-off of previously deferred offering costs of $14.8 million that were expensed due to termination of an IPO process in May of 2020. The increase in adjusted non-compensation expenses was primarily driven by an increase in professional fees related to consulting and recruiting and increased public company costs including D&O insurance, partially offset by lower travel and related expenses.

Provision for Income Taxes

Perella Weinberg Partners currently owns 45.89% of the operating partnership (PWP Holdings LP) and is subject to corporate U.S. federal and state income tax. Income earned by the operating partnership is subject to certain state and foreign income taxes.

Prior to the close of the Business Combination on June 24, 2021, all of our operating income was derived from the predecessor PWP entity and was not subject to corporate U.S. income tax.

For the three months ended September 30, 2021, for purposes of calculating adjusted if-converted net income, we have presented our results as if all partnership units had been converted to shares of Class A Common Stock, and as if all of our income was subjected to a 31% blended effective rate applicable to the adjusted net income.

Balance Sheet and Capital Management

As of September 30, 2021, PWP had $415.8 million of cash and cash equivalents. The Firm has no outstanding indebtedness and has an undrawn revolving credit facility.

The Board of Directors of PWP has declared a quarterly dividend of $0.07 per share of Class A common stock. The dividend will be paid on December 17, 2021 to Class A common stockholders of record on December 3, 2021.

On August 3, 2021, the Firm exercised its right to repurchase one million shares of Class A Common Stock pursuant to a contractual repurchase right with the sponsor of FTIV at $12.00 per share for a total of $12 million.

*

Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Conference Call and Webcast

Management will host a webcast and conference call on Thursday, November 4, 2021 at 9:00 am ET to discuss PWP’s financial results for the third quarter ended September 30, 2021.

The conference call will be made available in the Investors section of PWP’s website at https://investors.pwpartners.com/.

The conference call can also be accessed by the following dial-in information:

•	Domestic: (833) 607-1668

•	International: (914) 987-7880

•	Conference ID: 4395815

Replay

A replay of the call will also be available on PWP’s website approximately two hours after the live call through November 18, 2021. To access the replay, dial (855) 859-2056 (Domestic) or (404) 537-3406 (International). The replay pin number is 4395815. The replay can also be accessed on the investors section of PWP’s website at https://investors.pwpartners.com/.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

*

Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

About PWP

Perella Weinberg Partners is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, institutional asset managers, governments, sovereign wealth funds and family offices. The firm offers a wide range of advisory services to clients in the most active industry sectors and global markets. With approximately 600 employees, PWP currently maintains offices in New York, Houston, London, Calgary, Chicago, Denver, Los Angeles, Paris, Munich, and San Francisco. The financial information of PWP herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

•	the projected financial information, anticipated growth rate, and market opportunity of the Firm;

•	the ability to maintain the listing of the Firm’s Class A common stock and warrants on Nasdaq following the Business Combination;

•	our public securities’ potential liquidity and trading;

•	our success in retaining or recruiting partners and other employees, or changes related to, our officers, key employees or directors following the completion of the Business Combination;

•	members of our management team allocating their time to other businesses and potentially having conflicts of interest with our business;

•	factors relating to the business, operations and financial performance of the Firm, including:

•	whether the Firm realizes all or any of the anticipated benefits from the Business Combination;

•	whether the Business Combination results in any increased or unforeseen costs or has an impact on the Firm’s ability to retain or compete for professional talent or investor capital;

•

global economic, business, market and geopolitical conditions, including the impact of public health crises, such as the ongoing rapid, worldwide spread of a novel strain of coronavirus and the pandemic caused thereby (collectively, “COVID-19”);

•	the Firm’s dependence on and ability to retain working partners and other key employees;

•	the Firm’s ability to successfully identify, recruit and develop talent;

•	risks associated with strategic transactions, such as joint ventures, strategic investments, acquisitions and dispositions;

•	conditions impacting the corporate advisory industry;

•	the Firm’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model;

•	the high volatility of the Firm’s revenues as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control;

*

Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

•	the ability of the Firm’s clients to pay for its services, including its restructuring clients;

•

the Firm’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Firm’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation;

•	strong competition from other financial advisory and investment banking firms;

•	potential impairment of goodwill and other intangible assets, which represent a significant portion of the Firm’s assets;

•	the Firm’s successful formulation and execution of its business and growth strategies;

•	the outcome of third-party litigation involving the Firm;

•	substantial litigation risks in the financial services industry;

•	cybersecurity and other operational risks;

•	the Firm’s ability to expand into new markets and lines of businesses for the advisory business;

•	exposure to fluctuations in foreign currency exchange rates;

•	assumptions relating to the Firm’s operations, financial results, financial condition, business prospects, growth strategy and liquidity;

•

extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest); and

•	the impact of the global COVID-19 pandemic on any of the foregoing risks.

The forward-looking statements in this press release and oral statements made from time to time by representatives of PWP are based on current expectations and beliefs concerning future developments and their potential effects on the Firm. There can be no assurance that future developments affecting the Firm will be those that the Firm has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Firm’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on August 12, 2021 and the other documents filed by the Firm from time to time with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Firm undertakes no obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

For Perella Weinberg Partners Investor Relations: investors@pwpartners.com

For Perella Weinberg Partners Media: media@pwpartners.com

*

Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$177,427	$122,844	$602,749	$329,841
Expenses
Compensation and benefits	113,322	84,785	387,196	229,550
Equity-based compensation	38,050	6,120	51,272	18,484

Total compensation and benefits	151,372	90,905	438,468	248,034
Professional fees	11,006	6,116	28,954	34,479
Technology and infrastructure	7,368	6,969	21,465	20,207
Rent and occupancy	6,773	6,984	20,068	20,802
Travel and related expenses	1,629	391	3,505	4,981
General, administrative and other expenses	6,127	6,096	12,005	12,457
Depreciation and amortization	3,479	3,851	11,081	11,645

Total expenses	187,754	121,312	535,546	352,605

Operating income (loss)	(10,327)	1,532	67,203	(22,764)
Non-operating income (expenses)
Related party income	1,529	2,412	5,303	7,183
Other income (expense)	2,564	(126)	1,236	2,724
Change in fair value of warrant liabilities	(3,006)	—	(2,058)	—
Loss on debt extinguishment	—	—	(39,408)	—
Interest expense	(72)	(3,913)	(7,536)	(11,883)

Total non-operating income (expenses)	1,015	(1,627)	(42,463)	(1,976)

Income (loss) before income taxes	(9,312)	(95)	24,740	(24,740)
Income tax benefit (expense)	(150)	(974)	(2,695)	(2,518)

Net income (loss)	(9,462)	(1,069)	22,045	(27,258)

Less: Net income (loss) attributable to non-controlling interests	(12,938)		31,068

Net income (loss) attributable to Perella Weinberg Partners	$3,476		$(9,023)

Net income (loss) per share attributable to Class A common shareholders (1)
Basic	$0.08		$(0.21)
Diluted	$(0.09)		$(0.40)
Weighted-average shares of Class A common stock outstanding (1)
Basic	42,572,813		42,599,954
Diluted	92,727,012		92,754,153

(1)

For the nine months ended September 30, 2021, net income (loss) per share of Class A common stock and weighted-average shares of Class A common stock outstanding is representative of the period from June 24, 2021 through September 30, 2021, the period following the Business Combination.

*

Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

U.S. GAAP Reconciliation of Adjusted Results (Unaudited)

(Dollars in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Total compensation and benefits—GAAP	$151,372	$90,905	$438,468	$248,034
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	(17,132)	(6,120)	(30,354)	(18,484)
Public company transaction related incentives (2)	(20,716)	—	(22,354)	—

Adjusted total compensation and benefits	$113,524	$84,785	$385,760	$229,550

Non-compensation expense—GAAP	$36,382	$30,407	$97,078	$104,571
TPH business combination related expenses (3)	(1,645)	(1,645)	(4,935)	(4,935)
Delayed offering cost expense (4)	—	—	—	(14,831)
Business Combination transaction expenses (5)	(1,610)	—	(4,552)	—

Adjusted non-compensation expense (6)	$33,127	$28,762	$87,591	$84,805

Operating income (loss)—GAAP	$(10,327)	$1,532	$67,203	$(22,764)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	17,132	6,120	30,354	18,484
Public company transaction related incentives (2)	20,716	—	22,354	—
TPH business combination related expenses (3)	1,645	1,645	4,935	4,935
Delayed offering cost expense (4)	—	—	—	14,831
Business Combination transaction expenses (5)	1,610	—	4,552	—

Adjusted operating income (loss)	$30,776	$9,297	$129,398	$15,486

Non-operating income (expense)—GAAP	$1,015	$(1,627)	$(42,463)	$(1,976)
Change in fair value of warrant liabilities (7)	3,006	—	2,058	—
Loss on debt extinguishment (8)	—	—	39,408	—
Amortization of debt costs (9)	37	1,005	2,049	2,948

Adjusted non-operating income (expense)	$4,058	$(622)	$1,052	$972

Income (loss) before income taxes—GAAP	$(9,312)	$(95)	$24,740	$(24,740)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	17,132	6,120	30,354	18,484
Public company transaction related incentives (2)	20,716	—	22,354	—
TPH business combination related expenses (3)	1,645	1,645	4,935	4,935
Delayed offering cost expense (4)	—	—	—	14,831
Business Combination transaction expenses (5)	1,610	—	4,552	—
Change in fair value of warrant liabilities (7)	3,006	—	2,058	—
Loss on debt extinguishment (8)	—	—	39,408	—
Amortization of debt costs (9)	37	1,005	2,049	2,948

Adjusted income (loss) before income taxes	$34,834	$8,675	$130,450	$16,458

Income tax benefit (expense)—GAAP	$(150)	$(974)	$(2,695)	$(2,518)
Tax impact at effective non-GAAP tax rate (10)	(5,737)	—	(5,586)	—

Adjusted income tax benefit (expense)	$(5,887)	$(974)	$(8,281)	$(2,518)

Net income (loss)—GAAP	$(9,462)	$(1,069)	$22,045	$(27,258)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	17,132	6,120	30,354	18,484
Public company transaction related incentives (2)	20,716	—	22,354	—
TPH business combination related expenses (3)	1,645	1,645	4,935	4,935
Delayed offering cost expense (4)	—	—	—	14,831
Business Combination transaction expenses (5)	1,610	—	4,552	—
Change in fair value of warrant liabilities (7)	3,006	—	2,058	—
Loss on debt extinguishment (8)	—	—	39,408	—
Amortization of debt costs (9)	37	1,005	2,049	2,948
Tax impact at effective non-GAAP tax rate (10)	(5,737)	—	(5,586)	—

Adjusted net income (loss)	$28,947	$7,701	$122,169	$13,940

Less: Adjusted income tax benefit (expense) (10)	$5,887		NM
Add: If-converted tax impact (11)	(10,764)		NM

Adjusted if-converted net income (loss)	$24,070		$122,169

Weighted-average adjusted diluted shares of Class A common stock outstanding	93,818,451
Adjusted net income (loss) per Class A share—diluted, if—converted (12)	$0.26		NM

*

Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Notes to U.S. GAAP Reconciliation of Adjusted Results:

(1)

Equity-based compensation not dilutive to investors in PWP or PWP OpCo includes amortization of legacy awards granted to certain partners prior to the Business Combination and PWP Professional Partners LP (“Professional Partners”) ACU and VCU awards. The vesting of these awards does not dilute PWP shareholders relative to Professional Partners as Professional Partners’ interest in PWP OpCo does not change as a result of granting those equity awards to its working partners.

(2)

Public company transaction related incentives includes discretionary bonus payments as well as equity-based compensation for transaction-related RSUs which are directly related to milestone events that were part of the Business Combination process and reorganization. These payments were outside of PWP’s normal and recurring bonus and compensation processes.

(3)

On November 30, 2016, we completed a business combination with Tudor, Pickering, Holt & Co., LLC (TPH), an independent advisory firm focused on the energy industry. TPH business combination related expenses include intangible asset amortization associated with the acquisition.

(4)	Previously deferred offering costs that were expensed due to termination of a public company transaction process in May of 2020.
(5)	Transaction costs that were expensed associated with the Business Combination as well as equity-based vesting for transaction-related RSUs issued to non-employees.
(6)	See reconciliation below for the components of the consolidated statements of operations included in non-compensation expense—GAAP as well as Adjusted non-compensation expense.
(7)	Change in fair value of warrant liabilities is non-cash and we believe not indicative of our core performance.
(8)	Loss on debt extinguishment resulted from the payoff of the 7.0% Subordinated Unsecured Convertible Notes due 2026 in conjunction with the Business Combination.
(9)	Amortization of debt costs is composed of the amortization of debt discounts and issuance costs, which is included in interest expense.
(10)

The non-GAAP tax rate represents the Company’s calculated tax expense on adjusted non-GAAP income because it excludes the impact on income taxes of certain transaction-related items and other items not reflected in our adjusted non-GAAP results. It does not represent the cash that the Company expects to pay for taxes in the current periods.

(11)

For the three month period ended September, 30, 2021, the non-GAAP tax rate was adjusted to reflect the exchange of partnership units for PWP’s Class A common stock. No tax adjustment was made for the nine-month period after the Business Combination as it is considered not meaningful due to exclusion of activity prior to the Business Combination.

(12)

Adjusted net income (loss) per Class A share—diluted, if-converted for the nine-month period ended September 30, 2021 is not meaningful or comparative to GAAP diluted earnings per share, as it excludes activity prior to the Business Combination on June 24, 2021.

*

Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

U.S. GAAP Reconciliation of Adjusted Results (Unaudited)

(Dollars in Thousands)

	Three Months Ended September 30, 2021
	U.S. GAAP	Adjustments		Adjusted

Professional fees	$11,006	$(1,610	)(1)	$9,396
Technology and infrastructure	7,368	—		7,368
Rent and occupancy	6,773	—		6,773
Travel and related expenses	1,629	—		1,629
General, administrative and other expenses	6,127	—		6,127
Depreciation and amortization	3,479	(1,645	)(2)	1,834

Non-compensation expense	$36,382	$(3,255)		$33,127

	Three Months Ended September 30, 2020
	U.S. GAAP	Adjustments		Adjusted

Professional fees	$6,116	$—		$6,116
Technology and infrastructure	6,969	—		6,969
Rent and occupancy	6,984	—		6,984
Travel and related expenses	391	—		391
General, administrative and other expenses	6,096	—		6,096
Depreciation and amortization	3,851	(1,645	)(2)	2,206

Non-compensation expense	$30,407	$(1,645)		$28,762

	Nine Months Ended September 30, 2021
	U.S. GAAP	Adjustments		Adjusted

Professional fees	$28,954	$(4,552	)(1)	$24,402
Technology and infrastructure	21,465	—		21,465
Rent and occupancy	20,068	—		20,068
Travel and related expenses	3,505	—		3,505
General, administrative and other expenses	12,005	—		12,005
Depreciation and amortization	11,081	(4,935	)(2)	6,146

Non-compensation expense	$97,078	$(9,487)		$87,591

	Nine Months Ended September 30, 2020
	U.S. GAAP	Adjustments		Adjusted

Professional fees	$34,479	$(14,831	)(3)	$19,648
Technology and infrastructure	20,207	—		20,207
Rent and occupancy	20,802	—		20,802
Travel and related expenses	4,981	—		4,981
General, administrative and other expenses	12,457	—		12,457
Depreciation and amortization	11,645	(4,935	)(2)	6,710

Non-compensation expense	$104,571	$(19,766)		$84,805

(1)	Reflects an adjustment to exclude transaction costs associated with the Business Combination.
(2)	Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.
(3)	Reflects an adjustment to exclude previously deferred offering costs that were expensed due to termination of the public company transaction process in May of 2020.

*

Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.